UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): March 31, 2006

FINANCIAL MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-32923	33-0198542
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2355 Main Street, Suite 120 Irvine, CA 92614		(949) 486-1711
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 31, 2006, Financial Media Group, Inc. (“FMG”), a Nevada corporation, notified the holders of its Class A Warrants that the exercise price has been reduced from $1.16 per share to $0.75 per share. This exercise price expires at 5:00 p.m. Pacific Time on April 28, 2006. FMG took this action because the exercise period for the holders of the Class A Warrants was somewhat shortened due to the delay in closing FMG’s 2005 private placement.

The expiration date for the Class A Warrants was not changed, and it remains June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Media Group, Inc.

Date: April 6, 2006	By:	/s/ ALBERT AIMERS
Albert Aimers,
Chief Executive Officer